UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
Starbucks Corporation sent the following letter to certain shareholders on March 2, 2009.

March 2, 2009
Dear Shareholder:
You recently received proxy materials in connection with the annual meeting of shareholders of Starbucks Corporation to be held on Wednesday, March 18, 2009. This letter is to remind you that your vote is very important to us and, according to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.
The Board of Directors has unanimously recommended that shareholders vote “FOR” proposals 1, 2, and 3, as detailed in the proxy materials previously sent to you.
In addition, RiskMetrics Group, a leading independent institutional proxy advisory firm, has recommended that Starbucks Corporation shareholders vote “FOR” all of the management-sponsored proposals at the annual meeting of shareholders.
Again, regardless of the number of shares you own, it is important that they be represented at the annual meeting. We appreciate your prompt attention to voting your shares, and thank you for your support.
Warm regards,
Howard Schultz
chairman, president and chief executive officer
Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the annual meeting:
▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging onto the Internet address located on the enclosed proxy card and follow the instructions on the website.

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!

IF YOU HAVE RECENTLY MAILED YOUR PROXY, OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.